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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                January 10, 2003
                Date of Report (Date of earliest event reported)


                            THE FAIRCHILD CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                       1-6560                 34-0728587
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              45025 Aviation Drive
                                    Suite 300
                           Dulles, Virginia 20166-7516
                    (Address of principal executive offices)

                                 (703) 478-5800
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5. Other Events.


         The Company has been informed by counsel to Mr. Jeffrey Steiner that such counsel received on January 6, 2003, a dossier containing charges by French authorities against Mr. Steiner and thirty-six other defendants. Mr. Steiner's counsel has informed the Company that the charges against Mr. Steiner are that in 1990 he allegedly facilitated and benefited from the misuse of funds of Elf Acquitaine, a French petroleum company, allegedly committed by a former official of Elf Acquitaine and/or Maurice Bidermann, and that a trial has tentatively been scheduled to begin on March 17, 2003. Mr. Steiner has informed the Company that these charges are without merit, and that he will vigorously defend himself against them. The Company had previously disclosed that an investigation was pending.







                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 10, 2003



                           THE FAIRCHILD CORPORATION


                           By:  /s/ Donald E. Miller
                                -------------------------------
                                 Name:  Donald E. Miller
                                 Title:  Executive Vice President,
                                 General Counsel and Secretary